 Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Kenji Miyaki, Keita Shirakuma, Masahiro Hokura, Manami Komatsu, Yuki Miyawaki, Yuki Masutani, Takahiko Nagai and Miho Okochi as the undersigned’s true and lawful attorneys-in fact to:

(1)       obtain and maintain credentials to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next;

(2)       execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of Sumitomo Mitsui Financial Group, Inc. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

(3)       do and perform any and all acts, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any applicable stock exchange or similar authority solely in relation to the Company;

(4)       prepare, execute and file, or cause to be prepared, executed and filed, on behalf of the undersigned one or more Forms 144, or any amendments thereto, relating to any sales orders (including in connection with the exercise of options to purchase the Company’s common stock (“common stock”), orally or electronically, to sell shares of common stock to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended;

(5)       solely in relation to the Company, take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact; and

(6)       act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; or act as a delegated administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing delegated account administrators and users; (ii) maintaining the security of the undersigned’s EDGAR account; and (iii) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes or delegee or delegees of any of such attorneys in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, solely in relation to the undersigned’s filings of the Company.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned solely in relation to the Company and the subject matter described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of March, 2026.

Name: Charles D. Lake II

Signature:  /s/ Charles D. Lake II